U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2011

ADA-ES, INC.

(Name of registrant as specified in its charter)

Colorado	000-50216	84-1457385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8100 SouthPark Way, Unit B, Littleton, Colorado	80120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303)734-1727

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

ADA-ES, Inc. (“ADA-ES”) held its 2011 Annual Meeting of Shareholders (the “Annual Meeting”) on June 7, 2011. At the Annual Meeting, shareholders considered and voted upon two proposals. The proposals, number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each such matter are set forth below.

On March 29, 2011, the record date for the Annual Meeting, 7,605,938 shares of ADA-ES’s common stock were issued and outstanding.

(1)	Proposal: Elect nine directors of ADA-ES.

Votes
Director Name	For	Against	Broker Non-Votes
Robert N. Caruso	1,920,846	297,075	3,054,775
Michael D. Durham	1,899,489	318,432	3,054,775
John W. Eaves	1,919,357	298,564	3,054,775
Derek C. Johnson	1,919,521	298,400	3,054,775
Ronald B. Johnson	1,891,446	326,475	3,054,775
W. Phillip Marcum	1,922,121	295,800	3,054,775
Mark H. McKinnies	1,873,357	344,564	3,054,775
Jeffrey C. Smith	1,919,141	298,780	3,054,775
Richard J. Swanson	1,909,925	307,996	3,054,775

(2)	Proposal: Ratify the Audit Committee’s selection of Erhardt, Keefe, Steiner & Hottman PC as ADA-ES’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

Votes
For	Against	Abstain	Broker Non-Votes
5,055,613	50,412	166,671	0

Results: For Proposal (1), all director nominees were elected to the Board. Proposal (2) passed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2011

ADA-ES, Inc. Registrant

/s/ MARK H. MCKINNIES
Mark H. McKinnies
Senior Vice President and Chief Financial Officer